EX 10.6



                          STOCK PURCHASE AGREEMENT
                                  BETWEEN
                          CLARINET OVERSEAS LIMITED
                                    AND
                             LOTUS PACIFIC, INC.



                             September 30, 1998



                           STOCK PURCHASE AGREEMENT

   THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into effective as of September 30, 1998, by and between Clarinet Overseas Limited (the "Buyer"), a corporation registered in the British Virgin Islands, and Lotus Pacific, Inc., a Delaware corporation (the "Seller"), each a "Party", collectively the "Parties".

                             RECITALS

  WHEREAS, the Seller owns one hundred percent (100%) of the outstanding ownership interests in LPF International Corp., a New York Corporation engaged in the apparel business ("LPF");

  WHEREAS, LPF owns one hundred percent (100%) of the outstanding ownership interests in Richtime Far East Ltd., a Hong Kong corporation, which is also engaged in the apparel business ("Richtime");

  WHEREAS, the Seller desires to sell all of its ownership interests in LPF, including LPF's ownership interests in Richtime;

  WHEREAS, the Buyer desires to purchase from the Seller all of its ownership interests in LPF and Richtime, respectively.

  NOW, THEREFORE, in consideration of the premises and the mutual promises herein made and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

  1.   PURCHASE AND SALE OF LPF AND RICHTIME SHARES.

       a. Basic Transaction. Subject to the terms and conditions of this Agreement, the Buyer hereby purchases from the Seller, and the Seller hereby sells to the Buyer its ownership interests in LPF and Richtime in the form of shares (the "Shares"), including all assets and liabilities, for the consideration specified below.

       b.  Purchase Price and Payments.

          1. Purchase Price. The Buyer agrees to pay a total of nine hundred thousand dollars ($900,000.00) for the LPF and Richtime Shares, which Purchase Price will be paid as follows:

          2. Payment from Buyer. Upon execution of this Agreement by the Parties, the Buyer will pay to the Seller nine hundred thousand dollars ($900,000.00) in certified funds or by wire transfer.

          3. Return of Seller's Capital Investment Upon execution of this Agreement by the Parties, LPF shall transfer, or cause to be transferred, to Seller one million six hundred thousand dollars ($1,600,000.00) from its corporate account in certified funds or by wire transfer.

       c. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur upon execution and delivery of this Agreement by the Parties together with all documents, instruments, and agreements referred to herein by the respective parties referred to in such documents, instruments, and agreements. The date on which the Closing occurs shall be referred to as the "Closing Date". The Closing shall occur at such location and at such time as the Parties shall mutually agree.

       d.  Deliveries at the Closing.

          1. Seller's Obligation at Closing.  A the Closing, the Seller will:

            (1) deliver to Buyer a stock certificate or stock certificates representing and evidencing the LPF and Richtime Shares, respectively, endorsed in blank or accompanied by duly executed assignment documents or stock powers sufficient to transfer good and marketable title to the LPF and Richtime Shares to the Buyer; and

            (2) execute and deliver this Agreement and all other documents, instruments, and agreements referred to herein or contemplated hereby.

        2.  Buyer's Obligations at Closing.  At the closing, the Buyer will:

            (1) deliver to Seller a certified check or confirmation of wire transfer in the amount of nine hundred thousand dollars ($900,000.00); and

            (2) execute and deliver this Agreement and all other documents, instruments, and agreements referred to herein or contemplated hereby.


2. REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLER AND THE BUYER

       a. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Buyer that the statements contained in this
Section 2.a. are correct and complete as of the Closing Date. The Buyer may rely on the representations and warranties contained in this Section 2.a.

         1. Organization of the Seller. The Seller is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         2. Authorization of Transaction. The Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligations of the Seller, enforceable in accordance with its terms and conditions. The Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any governmental authorities in order to consummate the transactions contemplated by this Agreement.

         3. Noncontravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(a) violate any governing law or other restrictions of any governmental authority to which the Seller is subject, or any provision of its charter or bylaws, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any person the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, permit, governmental approval, certificate, instrument, or other arrangement to which it is a party or by which it is bound or to which any of its assets or properties is subject.

        4. Broker's Fees. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.


        5. LPF Shares. The Seller holds of record and owns beneficially all of the outstanding shares of capital stock of LPF International Corp., free and clear of any restrictions on transfer (other than any restrictions under the Securities Act of 1933, as amended, and applicable state securities laws), taxes, security interests, options, warrants, purchase right, or other contracts, commitments, equities, claims and demands. the Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of LPF (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of LPF. All of the issued and outstanding equity interests of LPF have been duly authorized and are validly issued, fully paid and non-assessable.

       6. Richtime Shares. LPF holds of record and owns beneficially all of the outstanding shares of capital stock of Richtime Far East Ltd. free and clear of any restrictions on transfer (other than any restrictions under the Securities Act of 1933, as amended, and applicable state securities laws), taxes, security interests, options, warrants, purchase right, or other contracts, commitments, equities, claims and demands. LPF is not a party to any option, warrant, purchase right, or other contract or commitment that could require LPF to sell, transfer, or otherwise dispose of any capital stock of Richtime (other than this Agreement). LPF is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of Richtime. All of the issued and outstanding equity interests of Richtime have been duly authorized and are validly issued, fully paid and non-assessable.

      7. Disclosure. The representations and warranties contained in this
Section 2.a. do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 2.a. not misleading.

 b. Representations and Warranties of the Buyer. The Buyer hereby represents and warrants to the Seller that the statements contained in this
Section 2.b. are correct and complete as of the Closing Date. The Seller may rely on the representations and warranties contained in this Section 2b.

      1. Organization of the Buyer. The Buyer is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

      2. Authorization of Transaction. The Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligations of the Buyer, enforceable in accordance with its terms and conditions. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any governmental authorities in order to consummate the transactions contemplated by this Agreement.

     3. Noncontravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any governing law or other restrictions of any governmental authority to which the Buyer is subject, or any provision of its charter or bylaws, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, permit, governmental approval, certificate, instrument, or other arrangement to which it is a party or by which it is bound or to which any of its assets or properties is subject.

     4. Broker's Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

     5. Disclosure. The representations and warranties contained in this
Section 2.b. do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 2.b. not misleading.

 3. MISCELLANEOUS

    1. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

    2. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and assigns. No Party may assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other; provided, however, that such consent shall not be unreasonably withheld.

    3.Counterparts. This Agreement may be executed by facsimile signature and in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

    4. Headings. The section headings contained herein are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.


    5. Notices. All Notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then five (5) business days after) it is sent by air mail, postage prepaid, and address to the intended recipient as set forth below:

        Seller:

        Lotus Pacific, Inc.
        200 Centennial Avenue
        Suite 201
        Piscataway, NJ 08854
        Attn:  James Liu

        Buyer:
        Clarinet Overseas Limited
        2625 Alcatraze Avenue
        Suite 242
        Berkeley, CA 94705
        Attn:  Crystal Chu

    Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the addresses set forth above using any other means (including personal delivery, recognized overnight or international courier, messenger service, confirmed telecopy, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient or receipt is confirmed by a third party or by electronic means. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

    6. Applicable Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, U.S.A., without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other state or jurisdiction) that would cause the application of the laws of any state or jurisdiction other than the State of Delaware.


    7. Amendments and Waivers. No amendments of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenants hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder to affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

    8. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any state or jurisdiction shall not affect the validity or enforceability of the remaining terms and provision hereof or the validity or enforceability of the offending term or provision in any other situation or in any other state or jurisdiction.

    9. Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

    10. Construction: Official Version. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

    11. Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breach of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the U.S.A. or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or equity.

     IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement on the date first above written.


    SELLER:                         BUYER:

    LOTUS PACIFIC, INC.             CLARINET OVERSEAS LIMITED,
    a Delaware corporation          a British Virgin Islands corporation


    By: /S/                         By: /S/
      James Yao , President           Crystal Chu, President